Exhibit 99. H7

Seventh Amended and Restated
Schedule A
to the
Administration Agreement
by and between
Exchange Listed Funds Trust
and
UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below.

NAMES OF FUNDS

Knowledge Leaders Developed World ETF
Saba Closed-End Funds ETF
lnsightShares Patriotic Employers ETF
InsightShares LGBT Employment Equality ETF
High Yield ETF
QRAFT AI-Enhanced US Large Cap ETF
QRAFT AI-Enhanced US Large Cap Momentum ETF

In witness whereof, the undersigned have executed this Seventh Amended and Restated Schedule A to the Administration Agreement between Exchange Listed Funds Trust and UMB Fund Services. Inc., effective as of the 23rd day of April, 2019.

UMB FUND SERVICES, INC.			EXCHANGE LISTED FUNDS TRUST

By:	/s/	Maureen A. Quill	By:	/s/	J. Garrett Stevens
		Maureen A. Quill			J. Garrett Stevens
		Executive Vice President			President

Date: April 24, 2019			Date: April 23, 2019

Seventh Amended and Restated
Schedule C
to the
Administration Agreement
by and between
Exchange Listed Funds Trust
and
UMB Fund Services, Inc.

FEES

Asset-Based Administration Fees
● 3.5 basis points, based on average net assets*

* Subject to a minimum annual per fund fee of:
Knowledge Leaders ETFs	$[XXX]
Saba ETFs	$[XXX]
InsightShares ETFs	$[XXX]
High Yield ETF	$[XXX]
Qraft ETFs	$[XXX]

CCO Support Services
Annual Fee	$[XXX]

Special Projects and Services	$[XXX]

Out-of-Pocket Expenses and Other Related Expenses

Out-of-pocket expenses include but are not limited to EDGAR filing fees; design, typesetting and printing of shareholder reports and prospectuses; customized reporting; third-party data provider/research services costs (e.g., Bloomberg); photocopying; binders; dividers; color copies; storage fees for fund records; express delivery charges; travel on behalf of fund business; and expenses, including but not limited to attorney's fees, incurred in connection. with responding to and complying with SEC or other regulatory investigations, inquiries or subpoenas, excluding routine examinations of Administrator in its capacity as a service provider to the Funds. Customized reports or excessive reporting requests may be charged in accordance with current pricing schedule.

All fees, other than basis point fees, are subject to an annual escalation equal to the increase in the Consumer Price Index—Urban Wage Earners (CPI). Such escalations shall be effective commencing one year from the effective date of each Fund and the corresponding date each year thereafter. No amendment of this fee schedule shall be required with each escalation. CPI will be determined by reference to the Consumer Price Index News Release issued by the Bureau of Labor Statistics, U.S. Department of Labor.

[Signature page follows.]

In witness whereof, the undersigned have executed this Seventh Amended and Restated Schedule C to the Administration Agreement between Exchange Listed Funds Trust and UMB Fund Services. Inc., effective as of the 23rd day of April, 2019.

UMB FUND SERVICES, INC.			EXCHANGE LISTED FUNDS TRUST

By:	/s/	Maureen A. Quill	By:	/s/	J. Garrett Stevens
		Maureen A. Quill			J. Garrett Stevens
		Executive Vice President			President

Date: April 24, 2019			Date: April 23, 2019